Exhibit 5.1

Brent B. Siler

T: +1 703 456 8058

bsiler@cooley.com

December 3, 2014

Trevena, Inc.

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Trevena, Inc., a Delaware corporation (the “Company”) of a Registration Statement (No. 333-200386) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of $46,000,000 of common stock, including $6,000,000 of common stock the underwriters have been granted an option to purchase, but not to exceed in the aggregate 12,000,000 shares (the “Shares”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation, as currently in effect, filed as Exhibit 3.1 to the Registration Statement, (c) the Company’s Amended and Restated Bylaws, as currently in effect, filed as Exhibit 3.2 to the Registration Statement, and (d) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized by the Company and, when sold and issued in accordance with the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY LLP

By:	/s/ Brent B. Siler
Brent B. Siler

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656  T: (703) 456-8000  F: (703) 456-8100  WWW.COOLEY.COM